UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway
Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Company previously announced that it would hold the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) on May 30, 2007.  However, the Company recently learned that Mr. McMinn, our President and Chief Executive Officer, will be having surgery to address a treatable medical condition and will be unable to attend the 2007 Annual Meeting, as currently scheduled.  The Company believes it is important for Mr. McMinn to attend the 2007 Annual Meeting; as a result, the 2007 Annual Meeting has been re-scheduled for Wednesday, June 27, 2007.  The 2007 Annual Meeting will be held in the auditorium at 9302 Lee Highway, Fairfax, VA 22031-1207 on Wednesday, June 27, 2007 at 10:30 a.m. EST.

Any stockholder wishing to present a proposal to be included in the proxy statement for the 2007 Annual Meeting may submit such proposal in writing to Kaiser Group Holdings, Inc., 9300 Lee Highway, Fairfax, VA 22031-1207.  Such proposals must be received no later than Wednesday, April 25, 2007.

In addition, any stockholder wishing to present a matter before the 2007 Annual Meeting may submit notice to the Company at the address set forth above, in accordance with the Company’s Bylaws, on or before Friday, April 27, 2007.

The matters to be discussed at the 2007 Annual Meeting will be described in detail in a proxy statement to be mailed to stockholders on or about May 29, 2007.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Nicholas Burakow
Nicholas Burakow
Executive Vice President and Chief Financial Officer

Date: April 11, 2007